Exhibit 10.11

4-040

C20104

BANK OF BEIJING
Contract No.: [0641076]

Comprehensive Credit Contract

(Applicable to single-customer comprehensive credit)

Borrower: Hangzhou Shanyou Medical Equipment Co., Ltd.

Lender: Bank of Beijing Co., Ltd. Hangzhou Branch

Date of contract: September 29, 2020

The parties hereto enter into this Contract at the domicile of the Bank of Beijing Co., Ltd. Hangzhou Branch (hereinafter referred to as the “grantor” or “Bank of Beijing) on the date set forth on the cover page of the contract in accordance with the Contract Law of the People’s Republic of China and other laws and regulations, on an equal and voluntary basis and by consensus, and undertake to abide by them.

Fiduciary: Hangzhou Shanyou Medical Equipment Co., Ltd.

Unified social credit code:	[*]	Business license No.:	-
Legal representative/principal:	Yu Baiming
Mailing address:	[*]	Tel:	[*]
Postcode:	310000	Fax:	[*]
Contact Person:	Zhang Liwei	Title:	Chief financial officer
Contact mobile No.:	[*]	Email:	[*]

Fiduciary: Bank of Beijing Co., Ltd. Hangzhou Branch

Legal representative/principal:	Wei Xing
Mailing address:	[*]	Tel:	[*]
Postcode:	310016	Fax:	[*]

The borrower and the Bank of Beijing (hereinafter collectively referred to as the “parties”) hereby enter into this contract at the domicile of the Bank of Beijing on the date set forth on the cover page of the contract in accordance with the Contract Law of the People’s Republic of China and other laws and regulations, on an equal and voluntary basis and by consensus, in accordance with the following conditions of contract and the Basic Terms of Contract, and undertake to abide by them.

Part I Schedule of Contract Conditions

A. Maximum credit limit (in case of discrepancy between Chinese characters and Arabic numbers, Chinese characters shall prevail, the same below):

Identified in RMB (currency) for a total of捌佰万圆整 (Chinese characters, RMB8 million), ¥8,000,000 (Arabic numbers);

B. Allocation of credits for specific businesses (subject to specific business contracts, and the total balance of the actual credits used for each business shall not exceed the maximum credit limit. Tick √ in ☐ means choose to apply, tick × means not apply, same below):

(1) The amount of loan in local and foreign currency shall be converted into 捌佰万圆整 (Chinese characters, RMB8 million), and the maximum loan term of each loan shall not exceed 12 months. The withdrawal period shall be last month from the date of the contract, the limit shall be ☑ the revolving limit ☒ the non-revolving limit;

(2) Total amount of foreign currency_/ (currency) loan line (in Chinese characters:_____/__, the maximum loan term of each loan shall not exceed_/_months; the maximum withdrawal period shall be_/_months from the date of the contract, the limit shall be ☒ the revolving limit ☒ the non-revolving limit;

(3) The acceptance limit of RMB bill of exchange shall be RMB (in Chinese characters)_/_, the maximum withdrawal period shall be_/_months from the date of the contract, the limit shall be ☒ the revolving limit ☒ the non-revolving limit, and the margin ratio shall not be less than_/_%;

(4) The limit of letter of guarantee shall be marked with_/ (currency)(in Chinese characters:_/_, the maximum validity period stipulated in each letter of guarantee shall not exceed_/_months; the maximum withdrawal period shall be_/_months from the date of the contract; the limit shall be ☒ the revolving limit ☒ the non-revolving limit, and the margin ratio shall not be less than_/_%;

(5) The limit of the import letter of credit to be opened is identified by _/_ (currency) in total (in Chinese characters) _/_, in case of usance letters of credit the agreed payment period under each letter of credit shall not exceed a maximum of _/_ months, the maximum withdrawal period shall be _/_ months from the date of the contract, the limit shall be ☒ the revolving limit ☒ the non-revolving limit, and the margin ratio shall not be less than_/_%;

(6) The opening amount of the domestic letter of credit is identified by _/_ (currency) in total (in Chinese characters) _/_, while the maximum payment period agreed under each letter of credit is not more than _/_ months for usance letters of credit, and the maximum withdrawal period is _/_ months from the date of the contract, the limit shall be ☒ the revolving limit ☒ the non-revolving limit, and the margin ratio shall not be less than_/_%;;

(7) The amount of the export charge is converted into RMB (in Chinese characters) _/_, the maximum period of each business agreement is not more than _/_ months, the maximum withdrawal period is _/_ months from the date of contract, the limit shall be ☒ the revolving limit ☒ the non-revolving limit;

(8) The amount of the import charge is converted into RMB (in Chinese characters) _/_, the maximum period of each business is not more than _/_ months, and the maximum withdrawal period is _/_ months from the date of the contract, the limit shall be ☒ the revolving limit ☒ the non-revolving limit;

(9) The factored amount is identified by _ RMB (currency) in total (in Chinese characters) _ _/_, the maximum period of each factored amount is _/_ months, the maximum withdrawal period is _/_ months from the date of the contract, the limit shall be ☒ the revolving limit ☒ the non-revolving limit;

(10) The bond underwriting amount is RMB (in Chinese characters) _/_

(11) Other:_/_

C. Prior operations included in the management of lines of credit under this Contract:

The credit line under this Contract shall be occupied by the business under the following contracts that have been incurred in Bank of Beijing Co., Ltd. and its branches and have not been settled, but the rights and obligations under such business shall be executed in accordance with the contracts (unless otherwise specifically agreed in this Contract):

(1) Bank of Beijing Co., Ltd._/_and fiduciary shall enter into              with No. [___/_];

(2) Bank of Beijing Co., Ltd._/_and fiduciary shall enter into              with No. [___/_];

(3) Others:            with No. [___/____]

E. Maximum occupation period of limit:

The maximum occupancy period of the credit line (credit period) is from the date of this Contract (i.e., September 2, 2020) to September 28, 2020, and the period of the specific business under this Contract shall be subject to the specific business contract.

G. Credit purpose:

☑  Meet the business needs of the fiduciary’s normal operation in compliance with the law.

☒ For specific projects___/__

M. Guarantee (see the special agreement column of this contract or the guarantee document for other guarantees, all of which are subject to the guarantee document):

☒ Warranty guarantee, name of guarantor____/________

☒ Pledge guarantee, name of pledgee____/________

☒ Mortgage guarantee, name of mortgagee____/________

U. Annexes (The loan note and the following annexes are an integral part of this contract):

W. Notarization of enforcement:

☒ Notarization of enforcement shall be completed within_/_days from the date of this contract.

☑  This Contract is not required to be notarized for enforcement.

X. Special agreement:

Part II Basic Terms of Contract

1. Definition and explanation

1.1 In this contract, unless otherwise expressly stated, the following terms shall be defined as follows:

This contract: means the whole consisting of the following documents: schedule of contract, the basic terms of the contract, the annexes to the contract and other documents (including but not limited to supplementary agreements, commitment letters, etc.) which validly determine the rights and obligations of the parties under the contract in accordance with law; if there is no different statement, which only refers to the agreement in the schedule of contract conditions and the basic terms of the contract.

Credit line: The principal amount of credit funds or credit support that Bank of Beijing undertakes to grant or actually grants to the fiduciary in accordance with the terms and conditions of this contract.

Line validity period: Also known as withdrawal period, it refers to the period during which the fiduciary can apply to Bank of Beijing to use the relevant credit line under the specific business.

Line drawdown date: The date when the fiduciary starts to occupy the line of credit, e.g. the drawdown date, acceptance date and opening date for loan business, draft acceptance business and letter of credit/letter of credit opening business respectively.

Period of credit occupancy: The period from the date of this contract until the expiration of the credit line or the date when the full amount of the credit line (if any) and related payments and expenses used by the fiduciary are fully repaid (whichever is later); the maximum period of credit occupancy permitted by Bank of Beijing (i.e. the credit period) is as stipulated in paragraph E of this contract.

Specific business: refers to the specific credit business such as loans, trade financing, letters of guarantee, letters of credit, acceptances of bills of exchange, factoring, etc. provided by Bank of Beijing to the fiduciary under this contract.

Specific business contract: refers to the legal document (regardless of its name) entered into by the fiduciary with Bank of Beijing for the use of the credit under this contract, which legally constitutes the contractual relationship between the two parties under the specific business, including but not limited to contracts, agreements, commitments, business vouchers, etc. in written, electronic data or other valid forms relating to the business.

Guaranty document: refers to document: any guarantee contract, guarantee clause, guarantee letter and other documents and undertakings that create a guarantee and are signed or agreed to by the guarantor.

Third party: For the purpose of the terms of this contract, third party means any person or organization other than the parties hereto.

Beneficial controller: A natural person controlling shareholder of the fiduciary/guarantor, or a natural person who can actually dictate the behavior of the fiduciary/guarantor through an investment relationship, agreement or other arrangement.

Loss of contact: means that Bank of Beijing is unable to contact the relevant party after reasonable efforts according to the contact information listed in the first part of this contract.

Laws and regulations: refers to the laws, administrative regulations and judicial interpretations of the supreme people’s court that are applicable in the mainland of the People’s Republic of China except for Hong Kong, Macao and Taiwan.

Financial regulations: refers to the regulations, rules and orders of the banking regulatory agencies, the People’s Bank of China and the foreign exchange authorities.

Working day: refers to any day on which Bank of Beijing conducts general public business to the public, excluding statutory holidays and Saturdays and Sundays, but including Saturdays and Sundays when the government temporarily stipulates that the public should work.

1.2 In any document under or made pursuant to this contract, the above definitions shall continue to apply unless otherwise expressly stated in such document.

1.3 The order of the terms in this Schedule of Contract is based on the serial No. given herein and does not follow the natural alphabetical order.

2. Credit limit

2.1 Within the maximum credit limit, the amount of each type of business can not be transferred between the lines of credit without the approval of Bank of Beijing. Unless otherwise agreed, the outstanding business of the fiduciary already occurred in the system of Bank of Beijing Co., Ltd. shall occupy the credit line of the corresponding business under this contract, as specified in paragraph C of this contract. Bank of Beijing may arrange or designate other branches of Bank of Beijing Co., Ltd. to handle the specific business under this contract, and the said institutions shall be treated as the grantor under this contract when handling the business.

2.2 The fiduciary agrees that Bank of Beijing may, at its discretion, adjust all or part of the undrawn amount under this Contract or shorten its withdrawal period in the event of any of the following circumstances: (i) the fiduciary or its guarantor breaches the contract, the specific business contract or the guarantee document; (ii) a material adverse change in the fiduciary’s financial or operating conditions; (iii) an adjustment of credit policies or other relevant policies by the state or financial regulatory authorities, or a significant or latent financial risk in the fiduciary’s region, or a material adverse change in the market related to the fiduciary’s operation, which Bank of Beijing reasonably believes will have a significant impact on its performance of this Contract; or (iv) other circumstances as agreed in this contract, the specific business contract or the guarantee document.

2.3 In the case of revolving credit line, after the relevant debt has been fully repaid until the expiration date of the withdrawal period, the fiduciary may apply for the use of the credit line again within the limit of the available credit line according to the conditions of this contract, and the number of revolutions within the withdrawal period is unlimited; in the case of non-revolving credit line, the fiduciary may not apply for the use of the credit line again after it has been repaid.

3. Use of credit line

3.1 If the expiration date of the withdrawal period is a non-working day, the last working day before that date shall prevail. Within the withdrawal period, the maximum credit limit and the specific credit limit, the fiduciary may submit an application to Bank of Beijing, and upon approval, shall enter into a specific business contract within the withdrawal period and actually draw on it as agreed in the contract; upon the expiration of the withdrawal period, the unspent credit limit of the fiduciary shall be automatically cancelled.

3.2 Unless otherwise agreed by both parties, each use of the credit line by the fiduciary shall be handled in accordance with the following procedures and requirements: (1) The fiduciary shall submit an application to Bank of Beijing in advance, stating the type and amount of the credit line to be applied for under this contract, the purpose, the proposed date of drawdown and filling in other necessary contents, and submit the documents required by Bank of Beijing’s business system; (2) Bank of Beijing shall examine the application in accordance with the business management system and credit review requirements in effect at the time and this contract; (3) if Bank of Beijing agrees after examination, the two parties shall enter into a specific business contract and carry out business procedures as agreed, and at the same time reduce the available credit limit under this contract; if Bank of Beijing does not agree after examination, it shall inform the fiduciary.

3.3 Bank of Beijing is not obliged to agree to the use of the credit line each time the fiduciary requests to use the credit line unless all of the following conditions are met (except for those conditions that Bank of Beijing decides to waive at that time):

(1) The guarantee document for the guarantee described in this contract has been concluded and delivered. Registration and other formalities;

(2) For the payment of goods, acceptance of a bill of exchange, letters of guarantee. The deposit amount has been deposited with the Bank of Beijing in accordance with the margin ratio required in paragraph B of this contract, and pledged to the Bank of Beijing as the guarantee under this contract and specific business contracts:

(3) The parties have entered into a specific business contract and met the conditions required by this contract and the specific business contract, and sufficient available credits are reserved under this contract;

(4) The fiduciary has not experienced an event of default under this contract or a specific business contract, and the guarantor has not experienced an event of default under the guarantee document;

(5) The laws, regulations and financial rules in effect at the time and the national credit policy do not materially and adversely affect the performance of this contract and the specific business contract by either party, nor prohibit or restrict the handling of the relevant business;

(6) Other conditions as agreed in this contract or specific business contracts and as stipulated in laws, regulations and financial rules.

3.4 Provided that the maximum credit limit remains unchanged, the currency, amount, and term of the specific business, the interest rate and rate, repayment and other matters shall be subject to the specific business contract, but unless the parties amend this contract in a written supplementary agreement, the business term agreed in the specific business contract shall not exceed the term limit agreed in paragraph B of this contract; except that the term shall be extended automatically in accordance with the specific business contract or due to force majeure.

3.5 The amount of the credit line occupied by each specific business is based on the principal amount of credit funds provided by Bank of Beijing on the date the line is drawn down. The nominal principal amount of credit support is calculated. The amount of the line of credit occupied for foreign currency business is converted to the initial foreign exchange selling price announced by Bank of Beijing on the date of line of credit drawdown. The agreement in this paragraph is for the purpose of credit line statistics only and shall not be regarded as a limitation on the scope of debts of the fiduciary or the scope of guarantee of the guarantor. The debts of the fiduciary to Bank of Beijing under each specific business shall be determined in accordance with the agreement of the specific business contract and other terms of this contract.

3.6 The fiduciary guarantees that the credit line will be used for the purposes agreed in paragraph G of this contract and the specific business contract, and that the said purposes do not violate the laws, regulations and financial rules, and undertakes not to use the credit line for projects or businesses where the use of commercial bank funds/credit is prohibited by laws, regulations or financial rules. If the fiduciary needs to change the use of the credit line, it shall obtain prior written consent from Bank of Beijing.

3.7 In order to timely repay the relevant amount due, the fiduciary shall always open and maintain the relevant account with Bank of Beijing (if the account No. is changed, the change shall continue to apply afterwards). Bank of Beijing may deduct the amount due and payable from the account opened by the fiduciary in the system of Bank of Beijing Co., Ltd.

3.8 Bank of Beijing’s internally generated bank account vouchers are valid evidence of the occurrence of business and repayment of debts under this contract, except where there is solid and sufficient evidence to the contrary.

4. Commitment and guarantees

4.1 Each party hereby undertakes and guarantees to the other party that: (1) such party is qualified and competent to enter into and perform this contract, and person in charge of legal representative or authorized representative is fully authorized to enter into this contract: (2) such party does not enter into and perform this contract in violation of the rules and other organizational documents, laws, regulations and financial rules and other legal documents to which it is subject, and has obtained any necessary internal and external authorization. Licensing and filing procedures to ensure that this contract is legally binding and enforceable for the party.

4.2 The fiduciary undertakes and guarantees to perform the following obligations during the limit occupancy period:

(1) The fiduciary always maintains a legal existence and will provide Bank of Beijing with complete and truthful information regarding the fiduciary’s financial and operational status and other important information related to this contract and specific business contracts prior to signing this contract and prior to each application for use of the credit line;

(2) The fiduciary’s production and operation are legal and compliant, complies with and meets the environmental protection standards and requirements stipulated by laws, regulations and other regulatory documents, complies with tax and other regulations, and obtains the necessary approvals and permits in a timely, legal and effective manner;

(3) The fiduciary accepts and actively cooperates with Bank of Beijing in its inspection and supervision of its financial position, operational status and the use of the limit hereunder, including but not limited to:(i) Provide a reasonable explanation of the flow of funds for each loan under this contract as required by the Bank of Beijing and provide relevant payment vouchers and payment proof and prove compliance with the agreement of this contract, (ii) Provide Bank of Beijing with its complete audited financial statements (including notes) and its audit report for the previous year by the end of April each year, and provide Bank of Beijing with copies of financial statements such as the balance sheet, income statement, and cash flow statement at the end of the previous quarter in the first month of each quarter (if there are audited half-annual or quarterly financial statements, the complete audited statements and the audit report shall be provided),

(4) All application materials, financial statements and other information provided by the fiduciary to Bank of Beijing are true, complete, legal and valid and do not contain any fraud, material omission or material misrepresentation;

(5) The fiduciary shall not have any other improper transactions such as evasion of registered capital, fictitious transactions to obtain bank funds or credit, evasion of debts by transferring assets, etc., or connected transactions that seriously impair the debt paying ability or money laundering;

(6) The fiduciary shall provide the guarantee agreed herein to Bank of Beijing no later than the date of first withdrawal, as specified in the guarantee document, and the fiduciary guarantees to maintain the pledge rate and mortgage rate under the guarantee document within the range (if any) agreed in the guarantee document; the fiduciary undertakes to fully understand and accept the terms and contents of the relevant guarantee document and to ensure that all guarantees provided to Bank of Beijing based on the relevant guarantee document are legally valid and are enforceable by law.

5. Taxes and fees

Each party shall each bear their own payable stamp tax, taxes and administrative fees imposed by the government or agencies exercising administrative authority, etc. under this contract. For notary fees, guarantee fees, insurance fees, appraisal fees and other fees (if any), they shall be borne in accordance with laws and regulations; if not stipulated by laws and regulations, they shall be borne by mutual agreement.

6. Default and remedies

6.1 The occurrence of any one or more of the following circumstances shall constitute an event of default by the borrower:

(1) The fiduciary fails to use the loan for the purposes agreed in this contract, or fails to pay the interest, principal or other amounts due on time and in full, or fails to pay in full and on time, resulting in advances made by Bank of Beijing;

(2) Any breach by the fiduciary of any of the commitment and guarantees in section 4 of this contract;

(3) The fiduciary fails or expressly represents or acts that it will not fully and properly perform its commitments, warranties, obligations or liabilities under this contract or a specific business contract;

(4) The guarantor fails to fully and properly perform its undertakings, warranties, obligations or liabilities under the guarantee document, or other events of default under the guarantee document occur, or the Collateral1 Pledge (if any) is destroyed, lost, transferred, seized/frozen/seized or enforced, or the guarantee document or any of Bank of Beijing’s security interests are held to be invalid, cancelled or discharged without the written consent of Bank of Beijing;

(5) Any material credit facilities, guarantees, indemnities or other liabilities of the fiduciary which cannot be met when due, or any suspension or cancellation of the principal business or significant business license, or any proceedings for winding up/receivership/dissolution/declaration of bankruptcy;

(6) There is a material adverse change in the financial or business status of the fiduciary, or a bad credit record, or a dispute or administrative penalty that has a material adverse effect on its solvency or on the performance of this contract or a specific business contract, or other circumstances that have a material adverse effect on the claims or security interests of Bank of Beijing;

(7) The legal representative/person in charge/actual controller of the fiduciary/guarantor, etc. is out of contact.

6.2 In the case of default of the fiduciary under this contract or specific business contract, Bank of Beijing shall have the right to exercise the right of remedy in accordance with the agreement of this contract or/and laws and regulations. Financial regulations and rules, including but not limited to adjusting the credit limit and withdrawal period, requesting correction of default, charging penalty interest/compound interest, exercising security interest and lien in accordance with the law, declaring all or part of the debts under this contract and specific business contracts immediately due, announcing collection, withholding collection on its own in accordance with paragraph 3.7 of this contract, requesting compensation for losses, and requesting reimbursement of costs incurred by Bank of Beijing to realize claims and (including but not limited to litigation/arbitration costs, disposal costs such as appraisal/appraisal/auction, attorney’s fees, investigation and evidence collection costs, travel expenses and other reasonable costs), etc.

6.3 When the currency of the money recovered by the Bank of Beijing in executing its rights is different from the currency of the money owed by the fiduciary, the exchange rate announced by the Bank of Beijing for selling the currency of the money owed and buying the currency of the money returned shall be applied to settle the claims of the Bank of Beijing after exchange, and the exchange rate loss and exchange costs caused by this shall be borne by the fiduciary, who is obliged to cooperate with the exchange procedures.

6.4 The amounts recovered by Bank of Beijing from the exercise of its rights shall be repaid in the following order: (1) costs of realizing claims and security interests and other costs to be borne by the fiduciary, (2) damages, compensation and liquidated damages, (3) penalty interest and compound interest, (4) interest, (5) principal, and (6) other amounts due; however, Bank of Beijing may change the above order of reimbursement. If the fiduciary has more than one due and payable amount, the order of repayment determined by Bank of Beijing shall prevail.

6.5 If a party suffers force majeure and that party provides proof to the other party of the authority within 5 working days after the occurrence of force majeure, the party may be exempted from the corresponding liability for breach of contract according to law, but for the avoidance of doubt both parties confirm that the fiduciary may be exempted from the corresponding liability for breach of contract according to law after the occurrence of force majeure, but is still obliged to repay the principal of the occupied amount, interest and the cost of realizing the claim and security interest.

7. Notarization of enforcement

7.1 7.1 If the notarization of enforcement is chosen in paragraph w of this contract, the fiduciary shall go to the notary institution approved by Bank of Beijing for notarization within the period agreed in this contract. Both parties agree to notarize the creditor’s instrument that confers enforcement effect on this contract, and both parties are fully aware of the meaning, content, procedure and effect of notarizing the creditor’s instrument that confers enforcement effect. Both parties agree that this contract will be enforceable after notarization, and if Bank of Beijing’s rights and interests under this contract or/and the guarantee document are not fully realized in time, or if the fiduciary/guarantor has defaulted under this contract or/and the guarantee document, Bank of Beijing shall have the right to apply for enforcement directly with this contract or/and the guarantee document, the record of performance of the fiduciary issued by Bank of Beijing and the notarized document. Bank of Beijing shall have the right to apply for enforcement of the contract or/and the guarantee document, the record of performance by the fiduciary issued by Bank of Beijing and the notarized document, and apply to the people’s court with jurisdiction to enforce the contract or/and the guarantee document in order to realize the rights and interests of Bank of Beijing. The Fiduciary hereby specifically undertakes to voluntarily waive the right of defense and voluntarily and unconditionally accept the enforcement.

7.2 Both parties to this contract agree that the notary public has the right to use any of the verification methods such as mail, telephone, fax or e-mail to verify whether the fiduciary has fully performed its debt to Bank of Beijing, and the notary public has the right to verify the information with the fiduciary according to the name of the contact person, reserved contact telephone number, reserved fax, reserved correspondence address and reserved e-mail address as agreed in this contract and/or the specific business contract. The fiduciary agrees that the notary may issue an execution certificate based on the supporting materials provided by Bank of Beijing unilaterally under the following circumstances: (1) if the notary notifies the fiduciary of the reserved contact person in accordance with the contact information agreed in this contract, but still cannot be contacted; (2) The fiduciary has any objection to the evidence provided by the Bank of Beijing, but within three days after receiving the notice of the notary office, who is unable to provide evidence to the contrary or the evidence provided is insufficient; (3) If the fiduciary has no objection to the supporting materials provided by the Bank of Beijing.

8. Applicable law and dispute resolution.

8.1 The laws and regulations of the People’s Republic of China shall apply to this contract; all disputes under and in connection with this contract shall first be settled by friendly consultation; if consultation fails, the dispute shall be referred to the people’s court of the place where this contract is signed for litigation.

8.2 If the specific business contract or guarantee document has another clear written agreement on the application of law and dispute resolution under such contract/document, the agreement shall be enforced, and if there is no written agreement, if the written agreement is unclear or if the agreement is legally invalid/is cancelled by law, the agreement of this contract shall apply.

9. Transfer

If the fiduciary assigns any of its rights, obligations or liabilities under this Contract to a third party, or creates security over its rights or establishes a trust, the prior written consent of Bank of Beijing is required. Bank of Beijing has the right to unilaterally transfer its interest under this contract and the relevant guarantee documents to other parties, as investment assets of trusts, etc., create guarantees or/and establish trusts, classify asset securitization, etc. without the need to obtain the fiduciary’s consent separately, and may inform the fiduciary by means of public announcement (not considered as a breach of confidentiality obligation) or written notice. The fiduciary shall continue to be liable to Bank of Beijing and its equity assignees and beneficiaries in accordance with the provisions of this contract.

10. Supplementary provisions

10.1 In the event of inconsistency between the special agreement in paragraph X of this contract and other provisions in the body of this contract, the special agreement in that paragraph shall prevail; unless otherwise expressly agreed in writing, the body of this contract shall prevail in the event of inconsistency between the annexes to this contract and the body. Unless otherwise agreed herein, in the event of inconsistency between the specific business contract and this contract, the specific business contract shall prevail, and any matters not agreed in the specific business contract shall be carried out in accordance with this contract.

10.2 Notices or documents given by either party hereunder: (1) by personal or proxy delivery to the notified party or its legal representative, principal, or person in effective control. The principal shareholder. (i) If the notice or document is delivered in person or by proxy, the date of delivery shall be the 7th day after the date of delivery if the notice or document is sent by other postal means, (iv) If the notice or document is sent by electronic means such as fax, SMS, e-mail, etc., the date of delivery shall be the 3rd day after the date of sending of the mail. (iv) if sent by fax, SMS, e-mail or other electronic means, the date of delivery shall be the date the information is entered into the fax, cell phone number, telephone number specified in the first part of this contract. The date of service shall be the date of the electronic system such as e-mail, or the date of service shall be deemed to be the date of receipt by the sender of such information that has not been entered into the aforementioned electronic system. However, for the avoidance of doubt, both parties confirm that documents required to be delivered by the fiduciary in person by the Bank of Beijing shall be delivered directly to the authorized agent of the Bank of Beijing by a person appointed by the fiduciary, and the Bank of Beijing shall have the right to deliver such documents by means of official announcements (including but not limited to official website, online banking. Bank of Beijing reserves the right to deliver notices or documents to the fiduciary through official announcements (including but not limited to official website, online banking, mobile banking, official WeChat public number, etc.). Any party changing its contact information shall promptly notify the other party in writing, otherwise the other party still has the right to treat the contact information before the change as valid.

10.3 The fiduciary hereby undertakes that the contact person, mailing address, postal code, telephone number, etc. listed in the first part of this contract are valid contacts (including but not limited to receiving notices, documents, litigation/arbitration legal documents, notarial documents, etc.). The contact information such as fax, e-mail, etc. are valid contact information (including but not limited to receiving notices, documents, litigation/arbitration legal documents, notary public documents, etc.) under this contract. The fiduciary agrees that the people’s court, arbitration institution, notary public, etc. may use the above contact information directly as the address for the delivery of legal documents and notarized documents that they confirm as valid. Notices, documents, legal instruments. The delivery of notices, documents, notarized documents, etc. may be made in the manner agreed in paragraph 10.2 of this contract. The fiduciary undertakes and agrees that the Bank of Beijing may refuse to accept the delivery due to the inaccuracy of the contact information provided by the fiduciary, the change of contact information without notifying the Bank of Beijing in writing 3 working days in advance as agreed in this contract or the refusal of the designated representative to sign for the delivery. If the notice of service or the relevant legal document cannot be served by the people’s court, arbitration institution, notary public, etc. by mail or is not actually received by the recipient, the date of return of the document or the date of return of service certificate stating the situation shall be considered as the date of service. In the event that the date of service determined in accordance with the above agreement is inconsistent with the date of actual receipt by the fiduciary or the date of official signature, the earliest of these dates shall prevail. or notarial documents sent by a notary public, whether or not they are actually received directly by the fiduciary, shall bear all legal consequences that may occur from the date of service or deemed service.

10.4 The fiduciary agrees and authorizes Bank of Beijing and other branches of Bank of Beijing Co., Ltd. has the right to use the above information to collect, inquire, analyze and use the credit status and other information related to credit, loans, loan-related transactions, guarantees, secured property and other assets and liabilities of the creditee. Bank of Beijing shall have the right to enter the above information and other information provided by the Fiduciary into the above database and information base for reference and use by appropriately qualified entities/individuals. At the same time, the fiduciary agrees and authorizes Bank of Beijing to have the right to transfer its interest under the business conducted with the fiduciary to other parties. As investment assets for trusts, etc. Set up guarantees or/and establish trusts. Classify to do asset securitization, financial service outsourcing. In the case of arrears collection, etc., to provide the above-mentioned information of the fiduciary and other situations and information provided by the fiduciary that it is aware of to the third party; and has the right to provide the relevant information to the relevant supervision in accordance with laws, regulations and regulatory requirements. Justice. Administration and other departments.

10.5 Except as otherwise agreed herein, either party shall be under an obligation of confidentiality with respect to trade secrets belonging to the other party and other undisclosed information that the other party expressly requests to be kept confidential, acquired in the course of the conclusion and performance of this contract, until such information loses its confidentiality and shall not be disclosed publicly nor to any third party without the written permission of the other party; provided that a party discloses in accordance with the provisions of relevant laws and regulations or the requirements of the competent authority or regulatory body or the exchange on which it is listed, or to the Party’s auditors, financial advisors, legal advisors or other intermediaries for the purposes of this contract (the Party shall require the aforementioned institutions and persons to assume the obligation of confidentiality), shall not be considered a breach of the obligation of confidentiality.

10.6 The validity of this contract is independent of any security document, specific business contract and any contract/agreement/commitment without prejudice to the validity and enforceability of the said documents. In the event that any provision or content of this contract is legally cancelled or held invalid, the validity of the other provisions and content shall not be affected and shall remain valid. A breach of contract by one party in which the other party comes to exercise the corresponding teaching rights shall not be deemed a waiver of rights or a license to breach.

10.7 This contract shall come into effect after it is signed by the legal representative/representative/authorized representative of both parties and stamped with the official seal of the unit (or with the special seal of the contract approved by the document with the official seal), with three original copies of this contract (if notarization or guarantee registration procedures are required, the corresponding number of original copies shall be signed again), and Bank of Beijing shall hold two copies. The fiduciary shall hold one copy and each original shall be equally valid. If there is a guarantor, the fiduciary shall be responsible for providing a copy of this contract to the guarantor, but the failure of the fiduciary to do so shall not adversely affect the claims and security interests of Bank of Beijing.

The fiduciary hereby confirms that the fiduciary has reviewed this contract entirety, the Bank of Beijing has drawn its attention to the clauses relating to the limitation of liability or rights, and that it has provided full explanation and clarification of this contract; after consultation and discussion with Bank of Beijing, the fiduciary fully understands that the bank agrees to all the contents of this contract including schedule of contract conditions, the basic terms of the contract and the annexes to the contract, and has a clear, accurate and comprehensive understanding of the rights of both parties and does not have any doubt or objection.

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Both parties sign as follows:

Fiduciary (seal) Legal representative/principal or authorized representative: Seal of Yu Baiming Hangzhou Shanyou Medical Equipment Co., Ltd. (seal)	Bank of Beijing (seal): Principal or authorized representative: Special Seal for Credit Business Contract of Bank of Beijing Co., Ltd. Hangzhou Branch